Exhibit 99.01

                                  PRESS RELEASE

FOR RELEASE: IMMEDIATE
CONTACTS:  Karen Chrosniak, Director of Investor Relations
                  Dean Marshall, Director of Finance, or
                  Jim Brown, Vice President, Finance

                  (877) 496-6704

 ADELPHIA COMMUNICATIONS CORPORATION REVISES FINANCIAL RESULTS TO REFLECT GAIN
   ON APRIL 1998 CABLE SYSTEMS SWAP - THE RESTATEMENT RESULTS IN NO CHANGE TO
              REVENUE, EBITDA, INTEREST EXPENSE OR CAPITAL SPENDING

                       Coudersport, PA - December 18, 2000

Timothy Rigas, Chief Financial Officer of Adelphia Communications Corporation ("Adelphia") (NASDAQ:ADLAC), announced today that the Company was restating its financial statements for the nine months ended December 31, 1998, the year ended December 31, 1999 and the nine months ended September 30, 2000 to revise its accounting treatment for an April 1998 swap of cable systems. Mr. Rigas stated that as a result, the consolidated financial statements for the nine months ended December 31, 1998 and the year ended December 31, 1999 have been restated from amounts previously reported to recognize a gain of $21,455,000 and to adjust property, plant and equipment and intangible assets in the net amount of $21,455,000 as of April 1, 1998. The aggregate effect of the restatement for the nine months ended September 30, 2000 increased depreciation and amortization expense by approximately $141,000. Mr. Rigas emphasized that the restatement had no effect on the Company's revenue, EBITDA (earnings before interest, taxes, depreciation, amortization, equity in the losses of joint ventures and other non-cash charges), interest expense or capital spending for any prior periods.

In the cable systems swap, which was consummated with Time Warner Entertainment on April 1, 1998, Adelphia received approximately 70,200 subscribers. The transaction was previously accounted for as an exchange of similar productive assets in accordance with Accounting Principles Board Opinion No. 29, "Accounting for Non-Monetary Transactions" and, as a result of the restatement, will now be recorded as a business combination in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The Company will be filing amendments to its Annual Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 to include the effects of this restatement.

After giving effect to the restatement, Adelphia will report net losses applicable to common stockholders for the nine months ended December 31, 1998 and the year ended December 31, 1999 of $114,544,000 and $282,682,000, or $3.16
and $3.88 per share, respectively, compared to net losses reported prior to the restatement of $135,848,000 and $282,493,000, or $3.75 and $3.88 per share, respectively, for the same periods.

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth largest cable television company in the country.

The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance, the Company's ability to construct, expand and upgrade its cable systems, fiber optic networks and related facilities, reliance on vendors, technological developments and changes in the competitive environment in which the Company operates. Additional information regarding factors that may affect the business and financial results of Adelphia can be found in the Company's most recent Quarterly Report on Form 10-Q filed with the Securities Exchange Commission and the Company's Form 10-K for the year ended December 31, 1999, as well as in the prospectus and most recent prospectus supplement filed under Registration Statement No. 333-78027, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.